UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 16, 2009
_________________________

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A, 1890 Cobb International Blvd., Kennesaw, GA 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

EAU Technologies, Inc. (the “Company”) is a debtor under the Second Amended and Restated Senior Secured Convertible Promissory Note (the “Promissory Note”) with Water Science, LLC (“WS”).  On March 16, 2009, the Promissory Note matured, causing the outstanding balance of $3,314,750 to become due.  The Promissory Note provides that, to the extent that it was not paid in full at maturity, the interest rate increased to 8%.  The Promissory Note was not paid at maturity.

On March 20, 2009, the Company and WS agreed to amend the Promissory Note to extend the maturity date from March 16, 2009 to September 16, 2009 and increase the annual simple interest rate payable under the Promissory Note from 3% to 10%, thereby eliminating the 8% interest rate that became effective on March 16, 2009.

WS is a shareholder of the Company and is controlled by Peter Ullrich, a member of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2009	EAU TECHNOLOGIES, INC.

By: /s/ Brian D. Heinhold
Brian D. Heinhold
Chief Financial Officer